Exhibit 99.1

Rosetta Stone Inc. Reports Fourth Quarter 2013 Results

47% Growth in Enterprise and Education Business Demonstrates Momentum of Transformation

ARLINGTON, Va.—(BUSINESS WIRE)— Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning, reading and brain fitness solutions, today announced financial results for the fourth quarter of 2013, as summarized below:

	Three Months Ended
US$ thousands	December 31,		%
except per-share data	2013	2012	change
		(As Adjusted) *
Total revenue	$77,711	$78,701	-1%
Total bookings	$83,987	$84,327	0%

Net income (loss)	$(3,848)	$4,635	-183%
Net income (loss) per share	$(0.18)	$0.22	-182%

Adjusted EBITDA (new definition)	$7,899	$14,753	-46%

Pro forma revenue	$81,663	$78,701	4%
Pro forma adjusted EBITDA	$6,020	$9,767	-38%

Pro forma adjusted net income	$1,101	$3,761	-71%
Pro forma adjusted net income per share	$0.05	$0.17	-71%

Cash flow from operations	$11,802	$23,409	-50%
Purchases of property and equipment	$(2,526)	$(1,248)	102%
Free cash flow	$9,276	$22,161	-58%

*Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

Definitions and reconciliations for all non-GAAP measures are provided in this press release.

“The transformation that we have been undertaking at Rosetta Stone really started to gather momentum in the fourth quarter. Recent efforts focusing on our Enterprise and Education (“E&E”) segment began to evidence themselves with 47% E&E bookings growth including the addition of Lexia,” said Steve Swad, President and Chief Executive Officer of Rosetta Stone. Swad continued, “We also experienced 7% growth in the North America direct-to-consumer (“DTC”) channel, our largest, which partially offset a 23% decline in our North America retail channel. We also furthered our strategy in the fourth quarter by launching a new product, Advanced English for Business, in our E&E segment, announced the acquisitions of Tell Me More and Fit Brains (Vivity Labs), which will broaden and diversify our product portfolio. We also repurchased one million shares of stock.”

“Overall, 2013 was an active and transformational year for Rosetta Stone. We remade our product development capabilities, launched new products and apps, deepened our commitment to language while also moving beyond language to extend our reach. We continued our shift to more digital and mobile product delivery, and moved away from lower-yielding channels like kiosks, while at the same time investing in our E&E business. We believe that all of these actions have positioned Rosetta Stone to deliver higher quality top line growth and margin enhancement over the next couple of years,” concluded Swad.

Fourth Quarter 2013 Operational and Financial Highlights

Bookings: Total consolidated bookings of $84.0 million decreased slightly from $84.3 million in the year-ago period. North American Consumer segment (“NA Consumer”) bookings decreased 9% to $52.6 million from $57.9 million, reflecting the absence of $3.4 million of bookings from our kiosk channel, which was closed early in the second quarter of 2013 and a decrease in retail channel bookings. Bookings from the direct-to-consumer channel grew at a mid-single digit percentage rate, partially offsetting the declines from retail and kiosk. Excluding the kiosk channel, NA Consumer bookings decreased 3% year-over-year. Rest of World Consumer segment (“ROW”) bookings declined 27%, primarily reflecting a continuation of declines in Asia, partially offset by growth in Germany. Bookings in the Global Enterprise & Education (“E&E”) segment increased 47% compared with a year-ago. Core E&E bookings, which exclude bookings from Lexia and certain de-emphasized network product, increased 24% year-over-year. Bookings from Lexia registered 18% pro forma growth in the fourth quarter compared with the fourth quarter of 2012.

	Three Months Ended
	December 31,
US$ thousands	2013	2012	% change
Bookings from:
North America Consumer	$52,620	$57,870	-9%
Rest of World Consumer	7,300	10,034	-27%
Total Consumer	59,920	67,904	-12%
Global Enterprise and Education	24,067	16,423	47%
Total	$83,987	$84,327	0%

Revenue: Total revenue of $77.7 million decreased 1% year-over-year from $78.7 million. NA Consumer revenue increased 2%, reflecting the absence of sales from the kiosk channel and decreases in the retail channel, partially offset by growth in the direct-to-consumer channel. Excluding kiosk, core NA Consumer revenue increased 9% year-over-year. ROW Consumer revenue decreased 29% due mainly to decreases in Japan and Korea, partially offset by growth in Germany. E&E revenue grew 5% in the fourth quarter compared with a year ago.

	Three Months Ended
	December 31,
US$ thousands	2013	2012	% change
Revenue from:
North America Consumer	$53,999	$52,946	2%
Rest of World Consumer	7,207	10,088	-29%
Total Consumer	61,206	63,034	-3%
Global Enterprise and Education	16,505	15,667	5%
Total	$77,711	$78,701	-1%

•                  Adjusted EBITDA: Note: In the fourth quarter, the Company changed its definition of Adjusted EBITDA. Adjusted EBITDA, as referred to in this release, starts with the same definition that we had previously but adds back the change in deferred revenue excluding increase in deferred revenue from acquisitions and subtracts the change in deferred commissions to arrive at the new definition. Please see the definitions below for a complete definition of Adjusted EBITDA.

Adjusted EBITDA in the fourth quarter was $7.9MM vs. $14.8MM a year ago. The decrease in the quarter is due to a limited number of factors.

First, fourth quarter 2013 NA retail bookings decreased $4.3 million versus fourth quarter 2012. Second, media spend in North American consumer increased $3.0 million, helping to drive higher traffic to our website and an 11% increase in product units. Finally, we spent about $3.2 million more on R&D than in the year-ago period. This reflected additional investment to develop new products as well as additional spending related to the inclusion of Livemocha and Lexia.

•                  Balance Sheet and Cash Flow: Cash at the end of the year was $98.8 million, a $14.3 million decrease from $113.1 million at September 30, 2013. The decrease in cash was mainly due to the pending acquisition of Vivity Labs for which $12.3 million in cash was placed in escrow (included in restricted cash) as of December 31, 2013 and the repurchase of 1 million shares of stock for $11.4 million, partially offset by free cash flow of $9.3 million in the quarter. The balance sheet continues to be solid with no debt. Deferred revenue increased $6.3 million in the quarter to $78.9 million. Free cash flow in the fourth quarter was $9.3 million compared with $22.2 million ($13.6 million before a tax refund of $8.6 million) a year ago. The decline in free cash flow reflects the lower Adjusted EBITDA and a decrease in working capital, an increase in capital expenditures to $2.5 million in the fourth quarter compared with $1.2 million a year ago. In addition, in the first quarter of 2014 we paid $28 million in cash related to the acquisition of Tell Me More.

Guidance

The company is providing the following guidance for the full year 2014:

FY 2014 Guidance

	Amount/Range	Commentary
Consolidated Bookings	$315MM to $325MM	Mid-single digit % growth

Adjusted EBITDA	$18MM to $22MM	~5% margin

Shares outstanding	~22MM

Capital Expenditures	$10MM to $14MM	Acquisitions & Acquisition Integrations

Long-term effective tax rate	39%

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.

•                  Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.

•                  Adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expense plus the change in deferred revenue excluding increase in deferred revenue from acquisitions less the change in deferred commissions. In addition, Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. Adjusted EBITDA for prior periods has been revised to conform to current definition.

•                  Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

•                  Pro Forma Revenue is GAAP revenue plus the purchase accounting impact on acquired deferred revenue.

•                  Pro forma adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses. Pro forma adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets, plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions. Pro forma adjusted EBITDA for prior periods has been revised to conform to current definition.

•                  Pro forma adjusted net income/(loss) and pro forma adjusted net income (loss) per share exclude the impact of items related to its litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets, plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions. Pro forma adjusted net income/(loss) and pro forma adjusted EPS for prior periods has been revised to conform to current definition.

Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software and education-technology companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described below when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance, due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant. In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•                  Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance. The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Investor Day Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host an Investor Day webcast today at 9:00 a.m. eastern time (ET) during which time there will be a discussion of the results and the company’s business outlook.

The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.

About Rosetta Stone

Rosetta Stone Inc. (NYSE: RST) is dedicated to changing the way the world learns. The company’s innovative technology-driven language and reading solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). In 2013, Rosetta Stone expanded beyond language and deeper into education-technology with its acquisitions of Livemocha, Lexia Learning, Vivity Labs, and Tell Me More. Rosetta Stone is based in Arlington, VA, and has offices around the world.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our guidance for future financial performance and operating targets, and our long-term growth prospects. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” “likely,” “will,” “financial outlook,” “guidance,” “strategy,” or “continue.” These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products and services; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international operations and growth plans; our plans regarding our retail relationships; our plans regarding our E&E business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realign our cost structure and revitalize our go-to-market strategy; our plans to transition our distribution to more online in the Consumer business; our mergers and acquisitions plans; our ability to successfully integrate Lexia, Livemocha, FitBrains (Vivity Labs) and Tell Me More into our business; adverse trends in general economic conditions and the other factors described more fully in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, which is on file with the SEC. The company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31,	December 31,
	2013	2012
		(As Adjusted)*

Assets
Current assets:
Cash and cash equivalents	$98,825	$148,190
Restricted cash	12,424	73
Accounts receivable (net of allowance for doubtful accounts of $1,000 and $1,297, respectively)	60,342	49,946
Inventory	6,639	6,581
Prepaid expenses and other current assets	12,294	8,681
Income tax receivable	197	1,104
Total current assets	190,721	214,575

Property and equipment, net	17,766	17,213
Goodwill	50,059	34,896
Intangible assets, net	29,006	10,825
Other assets	3,224	1,937
Total assets	$290,776	$279,446

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,326	$6,064
Accrued compensation	16,380	16,830
Other current liabilities	42,192	36,387
Deferred revenue	67,173	59,195
Total current liabilities	136,071	118,476

Deferred revenue	11,684	4,221
Deferred income taxes	9,022	8,400
Other long-term liabilities	2,756	155
Total liabilities	159,533	131,252

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding December 31, 2013 and December 31, 2012, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 22,588 and 21,951 shares issued and 21,588 and 21,951 shares outstanding at December 31, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	171,123	160,693
Accumulated loss	(29,292)	(13,158)
Accumulated other comprehensive income	845	657
Treasury stock, at cost, 1,000 shares at December 31, 2013 and zero shares at December 31, 2012	(11,435)	—
Total stockholders’ equity	131,243	148,194
Total liabilities and stockholders’ equity	$290,776	$279,446

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
		(As Adjusted)*		(As Adjusted)*
Revenue:
Product	$49,705	$53,384	$156,792	$180,919
Subscription and service	28,006	25,317	107,853	92,322
Total revenue	77,711	78,701	264,645	273,241

Cost of revenue:
Cost of product revenue	10,928	9,596	32,191	33,684
Cost of subscription and service revenue	3,554	3,335	13,523	15,226
Total cost of revenue	14,482	12,931	45,714	48,910

Gross profit	63,229	65,770	218,931	224,331

Operating expenses
Sales and marketing	41,200	40,364	146,104	150,882
Research and development	8,747	5,510	33,995	23,453
General and administrative	16,223	14,211	56,432	55,262
Lease abandonment	7	—	842	—
Total operating expenses	66,177	60,085	237,373	229,597

(Loss) income from operations	(2,948)	5,685	(18,442)	(5,266)

Other income and (expense):
Interest income	12	46	117	187
Interest expense	(7)	—	(61)	—
Other income (expense)	263	74	368	3
Total other income (expense)	268	120	424	190

(Loss) income before income taxes	(2,680)	5,805	(18,018)	(5,076)
Income tax provision (benefit)	1,168	1,170	(1,884)	28,909

Net (loss) income	$(3,848)	$4,635	$(16,134)	$(33,985)

Net (loss) income per share:
Basic	$(0.18)	$0.22	$(0.75)	$(1.61)
Diluted	$(0.18)	$0.21	$(0.75)	$(1.61)

Common shares and equivalents outstanding:
Basic weighted average shares	21,353	21,166	21,528	21,045
Diluted weighted average shares	21,353	21,828	21,528	21,045

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
		(As Adjusted)*		(As Adjusted)*

Cash Flows From Operating Activities:
Net (loss) income	$(3,848)	$4,635	$(16,134)	$(33,985)
Adjustments to reconcile net (loss) income to cash provided by operating activities, net of business acquisitions
Stock-based compensation expense	3,012	1,801	9,241	8,009
Bad debt expense	738	485	1,420	1,820
Depreciation and amortization	2,630	1,847	9,635	8,077
Deferred income tax provision (benefit)	658	107	(3,869)	25,953
Loss on disposal of equipment	32	31	278	783
Net change in:
Restricted cash	(28)	(14)	(37)	1
Accounts receivable	(15,149)	(10,840)	(9,477)	309
Inventory	398	184	(108)	185
Prepaid expenses and other current assets	(1,918)	504	(3,511)	1,165
Income tax receivable	436	8,595	827	6,515
Other assets	(18)	243	(1,680)	166
Accounts payable	2,741	(863)	3,702	(1,240)
Accrued compensation	3,283	3,617	(897)	5,093
Other current liabilities	12,342	7,325	4,250	635
Excess tax benefit from stock options exercised	—	—	—	—
Other long-term liabilities	152	(55)	481	(99)
Deferred revenue	6,341	5,807	13,947	11,514
Net cash provided by operating activities	11,802	23,409	8,068	34,901

Cash Flows From Investing Activities:
Purchases of property and equipment	(2,526)	(1,248)	(8,941)	(4,187)
Proceeds from (purchases of) available-for-sale securities	—	—	—	9,711
Increase in restricted cash for Vivity acquisition	(12,314)	—	(12,314)	—
Acquisitions, net of cash acquired	—	—	(25,675)	—
Net cash (used in) provided by investing activities	(14,840)	(1,248)	(46,930)	5,524

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	78	32	2,457	862
Repurchase of shares from exercised stock options	—	—	(1,040)	—
Proceeds from equity offering, net of issuance costs	—	—	(228)	—
Purchase of treasury stock	(11,435)	—	(11,435)	—
Payments under capital lease obligations	(28)	(210)	(241)	(215)
Net cash (used in) provided by financing activities	(11,385)	(178)	(10,487)	647

(Decrease) increase in cash and cash equivalents	(14,423)	21,983	(49,349)	41,072

Effect of exchange rate changes in cash and cash equivalents	144	161	(16)	602

Net (decrease) increase in cash and cash equivalents	(14,279)	22,144	(49,365)	41,674

Cash and cash equivalents—beginning of period	113,104	126,046	148,190	106,516

Cash and cash equivalents—end of period	$98,825	$148,190	$98,825	$148,190

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
		(As Adjusted) *		(As Adjusted) *

GAAP net income (loss)	$(3,848)	$4,635	$(16,134)	$(33,985)

Items related to litigation with Google, Inc., restructuring and other related costs, and acquisition costs	838	360	6,681	3,752
Income tax adjustments **	1,886	(1,234)	2,537	29,425
Adjusted net income (loss) ***	$(1,124)	$3,761	$(6,916)	$(808)

Purchase accounting impact on acquired deferred revenue	3,952	—	7,169	—
Purchase accounting impact on acquired deferred commissions	(1,727)	—	(2,938)	—
Pro forma adjusted net income (loss) ****	$1,101	$3,761	$(2,685)	$(808)

GAAP net income (loss) per share	$(0.18)	$0.21	$(0.75)	$(1.61)
Items related to litigation with Google, Inc. restructuring and other related costs	0.04	0.02	0.31	0.18
Income tax adjustments **	0.09	(0.06)	0.12	1.40
Adjusted net income (loss) per share ***	$(0.05)	$0.17	$(0.32)	$(0.04)

Purchase accounting impact on acquired deferred revenue	0.18	—	0.33	—
Purchase accounting impact on acquired deferred commissions	(0.08)	—	(0.14)	—
Pro forma adjusted net income (loss) per share ****	$0.05	$0.17	$(0.12)	$(0.04)

Basic weighted average shares	21,353	21,166	21,528	21,045
Diluted weighted average shares	21,821	21,828	21,528	21,045

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

** For adjusted net income (loss) and pro forma adjusted net income (loss) purposes, we use a 39% effective tax rate which represents the projected, long term effective tax rate on adjusted pretax income. Our adjusted tax rate assumes full use of loss and credit carryforwards without reduction for valuation allowances.

*** Adjusted net income (loss) and adjusted net income (loss) per share exclude the impact of items related to its litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.

**** Pro forma adjusted net income (loss) and pro forma adjusted net income (loss) per share are adjusted net income (loss) and adjusted net income (loss) per share plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions.

ROSETTA STONE INC.

Reconciliation of Revenue to Pro Forma Revenue

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

GAAP revenue	$77,711	$78,701	$264,645	$273,241
Purchase accounting impact on acquired deferred revenue	3,952	—	7,169	—

Pro Forma revenue*	$81,663	$78,701	$271,814	$273,241

* Pro forma revenue is GAAP revenue plus the purchase accounting impact on acquired deferred revenue.

ROSETTA STONE INC.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (old definition) and Pro Forma Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Old Definition	2013	2012	2013	2012
		(As Adjusted)*		(As Adjusted)*
GAAP net income (loss)	$(3,848)	$4,635	$(16,134)	$(33,985)
Interest (income)/expense, net	(5)	(46)	(56)	(187)
Income tax (benefit) expense	1,168	1,170	(1,884)	28,909
Depreciation and amortization	2,630	1,847	8,968	8,077
Depreciation related to restructuring	—	—	667	—
Stock-based compensation	3,012	1,801	9,241	8,009
Other EBITDA adjustments	838	360	6,014	3,752
Adjusted EBITDA (old definition)**	$3,795	$9,767	$6,816	$14,575

Purchase accounting impact on acquired deferred revenue	3,952	—	7,169	—
Purchase accounting impact on acquired deferred commissions	(1,727)	—	(2,938)	—
Pro Forma Adjusted EBITDA****	$6,020	$9,767	$11,047	$14,575

ROSETTA STONE INC.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (new definition)

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
New Definition	2013	2012	2013	2012
		(As Adjusted)*		(As Adjusted)*
GAAP net income (loss)	$(3,848)	$4,635	$(16,134)	$(33,985)
Interest (income)/expense, net	(5)	(46)	(56)	(187)
Income tax (benefit) expense	1,168	1,170	(1,884)	28,909
Depreciation and amortization	2,630	1,847	8,968	8,077
Depreciation related to restructuring	—	—	667	—
Stock-based compensation	3,012	1,801	9,241	8,009
Other EBITDA adjustments	838	360	6,014	3,752
Adjusted EBITDA (old definition)**	$3,795	$9,767	$6,816	$14,575

Change in Deferred Revenue	6,277	5,627	13,490	11,521
Change in Deferred Commission	(2,173)	(641)	(4,245)	(764)
Adjusted EBITDA (new definition)***	$7,899	$14,753	$16,061	$25,332

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

** Adjusted EBITDA (old definition) is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to current definition.

*** Adjusted EBITDA (new definition) is Adjusted EBITDA (old definition) plus the change in deferred revenue less the change in deferred commissions excluding increase in deferred revenue from acquisitions.

**** Pro Forma Adjusted EBITDA is Adjusted EBITDA (old definition) plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/12	6/30/12	9/30/12	12/31/12	2012	3/31/13	6/30/13	9/30/13	12/31/13	2013
Net Bookings by Market

North America Consumer	41,733	37,295	42,283	57,870	179,181	41,303	39,321	38,629	52,620	171,873
Rest of World Consumer	12,550	8,113	10,488	10,034	41,185	8,310	6,879	7,471	7,300	29,960
Worldwide Consumer	54,283	45,408	52,771	67,904	220,366	49,613	46,200	46,100	59,920	201,833

Global Enterprise and Education	10,984	17,635	19,354	16,423	64,396	10,758	16,883	24,594	24,067	76,302
Total	65,267	63,043	72,125	84,327	284,762	60,371	63,083	70,694	83,987	278,135

YoY Growth (%)
North America Consumer	40%	1%	19%	5%	14%	-1%	5%	-9%	-9%	-4%
Rest of World Consumer	-16%	-37%	-12%	-29%	-24%	-34%	-15%	-29%	-27%	-27%
Worldwide Consumer	21%	-9%	11%	-2%	4%	-9%	2%	-13%	-12%	-8%

Global Enterprise and Education	2%	4%	4%	6%	4%	-2%	-4%	27%	47%	18%
Total	17%	-5%	9%	-1%	4%	-8%	0%	-2%	0%	-2%

% of Total Net Bookings
North America Consumer	64%	59%	59%	69%	63%	68%	62%	55%	63%	62%
Rest of World Consumer	19%	13%	14%	12%	14%	14%	11%	10%	9%	11%
Worldwide Consumer	83%	72%	73%	81%	77%	82%	73%	65%	71%	73%

Global Enterprise and Education	17%	28%	27%	19%	23%	18%	27%	35%	29%	27%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

North America Consumer	43,084	36,918	39,878	52,946	172,826	41,385	39,934	38,699	53,998	174,016
Rest of World Consumer	12,204	8,053	9,903	10,088	40,248	8,570	7,478	7,165	7,207	30,420
Worldwide Consumer	55,288	44,971	49,781	63,034	213,074	49,955	47,412	45,864	61,205	204,436

Global Enterprise and Education	14,161	15,841	14,498	15,667	60,167	13,969	14,727	15,008	16,505	60,209
Total	69,449	60,812	64,279	78,701	273,241	63,924	62,139	60,872	77,710	264,645

YoY Growth (%)
North America Consumer	54%	-4%	6%	0%	10%	-4%	8%	-3%	2%	1%
Rest of World Consumer	-16%	-33%	-10%	-21%	-20%	-30%	-7%	-28%	-29%	-24%
Worldwide Consumer	30%	-11%	2%	-5%	2%	-10%	5%	-8%	-3%	-4%

Global Enterprise and Education	-1%	-2%	-6%	8%	0%	-1%	-7%	4%	5%	0%
Total	22%	-9%	0%	-2%	2%	-8%	2%	-5%	-1%	-3%

% of Total Revenue
North America Consumer	62%	61%	62%	67%	63%	65%	64%	64%	69%	66%
Rest of World Consumer	18%	13%	15%	13%	15%	13%	12%	11%	9%	11%
Worldwide Consumer	80%	74%	77%	80%	78%	78%	76%	75%	79%	77%

Global Enterprise and Education	20%	26%	23%	20%	22%	22%	24%	25%	21%	23%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Unit Metrics

Product Unit Volume (thousands)	143.0	129.7	146.5	210.7	629.8	141.8	148.6	157.7	233.5	681.6
Paid Online Learners (thousands)	41.2	48.7	57.4	68.4	68.4	80.6	85.1	88.6	94.1	94.1

YoY Growth (%)
Product Units	32%	-7%	9%	4%	8%	-1%	15%	8%	11%	8%
Paid Online Learners	151%	185%	167%	157%	157%	95%	75%	54%	38%	38%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$367	$319	$313	$277	$315	$312	$275	$250	$234	$263
Average Net Revenue per Online Learner (monthly)	$28	$27	$24	$24	$26	$26	$25	$24	$23	$25

YoY Growth (%)
Average Net Revenue per Product Unit	-3%	-9%	-9%	-11%	-8%	-15%	-14%	-20%	-15%	-16%
Average Net Revenue per Online Learner	-6%	-22%	-37%	-32%	-25%	-7%	-6%	-1%	-5%	-3%

# of Kiosks (end of period)

North America	57	56	57	57	57	56	—	—	—	—
Europe	1	1	1	1	1	—	—	—	—	—
Asia Pacific	44	42	39	29	29	22	20	9	3	3
Total # of Kiosks (end of period)	102	99	97	87	87	78	20	9	3	3
Revenues by Geography

United States	54,914	50,810	52,167	65,856	223,747	52,791	52,163	51,013	67,438	223,405
International	14,535	10,002	12,112	12,845	49,494	11,133	9,976	9,859	10,273	41,241
Total	69,449	60,812	64,279	78,701	273,241	63,924	62,139	60,872	77,711	264,645

Revenues by Geography (as a %)
United States	79%	84%	81%	84%	82%	83%	84%	84%	87%	82%
International	21%	16%	19%	16%	18%	17%	16%	16%	13%	18%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Contacts

Rosetta Stone Inc.
Investor Contact:
Steve Somers, CFA, 703-387-5876
ssomers@rosettastone.com
or
Media Contact:
Jonathan Mudd, 571-357-7148
jmudd@rosettastone.com

Source: Rosetta Stone Inc.